U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER

THE SECURITIES ACT OF 1933

YM Corporation

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

288 Egg Harbor Road

Sewell, New Jersey 08080

856-535-8886

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Vcorp Agent Services, Inc.

701 S. Carson Street, Suite 200

Carson City, NV, 89701,

845-425-0077

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7997	45-1689814
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II — CIRCULAR FORM 1-A TIER 2

Offering Circular dated June 30, 2026

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

YM Corporation

$62,500,000

12,500,000 SHARES OF COMMON STOCK

$5.00 PER SHARE

This is the public offering of securities of YM Corporation, (f/k/a Monstero Holdings Corp., f/k/a Avatar Ventures Corp.) (“ATAR” or the “Company”), a Nevada corporation. We are offering 12,500,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $5.00 per share (the “Offered Shares”) by the Company. This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 3 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis with no minimum offering amount. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds section of this Offering Circular. Investors should be aware that without an escrow or minimum offering amount, the Company may have insufficient funds to execute its business plan, and early investors bear the risk that the offering may not raise sufficient capital.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the Securities. If Securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of the Shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. To qualify for this exemption, the Officers must meet all conditions of Rule 3a4-1, including that they are not subject to statutory disqualification, are not compensated by commission or other remuneration based on transactions, and are not associated persons of a broker-dealer.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Our Common Stock is not listed for trading on any exchange and is not quoted on the over-the-counter markets (OTC Markets). We have trading symbol (ATAR) but are presently on the Expert Market tier and there is effectively no trading market for our Common Stock. There can be no assurance that a trading market will develop or, if developed, that it will be sustained. The lack of a trading market may make it difficult or impossible for investors to sell their shares. To resume trading, the Company will need to file a Form 211 with FINRA and this Offering Statement is being filed with the SEC to provide current information in accordance with 15c2-11.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price(1)(2)	$5.00	$62,500,000
Underwriting Discounts and Commissions(3)	0	0
Proceeds to the Company	$5.00	$62,500,000

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.
(2)	This is a “best-efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these Securities without an underwriter.
(4)	Excludes estimated total offering expenses, which will be approximately $36,550 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment to set a value of $5.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value, assets, earnings, or any other established measure of our current value or worth. Investors should not rely on the offering price as an indication of the actual value of the shares.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is June 30, 2026

We are offering to sell, and seeking offers to buy, our Securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our Securities. Neither the delivery of this Offering Circular nor any sale or delivery of our Securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “ATAR”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of YM Corporation.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our reliance on suppliers and customers;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

YM Corporation, sometimes referred to herein as “we,” “us,” “our,” “YM Corporation”, and the “Company” and/or “ATAR” was incorporated in the State of Nevada on August 14, 2006 under the name Avatar Ventures Corp. Our Common Stock is not listed for trading on any exchange and is quoted on the over-the-counter markets (OTC Markets), but is presently only available for unsolicited customer orders. We have a trading symbol (ATAR), but the Company is presently on the Expert Market tier due to filing no OTC Markets reports since 2017, and there is effectively no trading market for our Common Stock. There can be no assurance that a trading market will develop or, if developed, that it will be sustained. The lack of a trading market may make it difficult or impossible for investors to sell their shares. To resume trading, the Company will need to file a Form 211 with FINRA and this Offering Statement is being filed with the SEC to provide current information in accordance with 15c2-11.

Our fiscal year-end date is December 31.

Our office is located at 288 Egg Harbor Road, Sewell, NJ 08080. Our telephone number is 856-535-8886 and our email address is connect@ymorock.com.

THE OFFERING

Issuer:	YM Corporation

Securities offered:	A maximum of 12,500,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $5.00 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	153,262,215 issued and outstanding as of June 29, 2026 (not including common shares which may be issued upon conversion of debt).

Number of shares of Common Stock to be outstanding after the offering	165,762,215, if the maximum amount of Offered Shares are sold

Price per share:	$5.00

Maximum offering amount:	12,500,000 shares at $5.00 per share, or $62,500,000 (See “Distribution.”)

Trading Market:

Our Common Stock is not listed for trading on any exchange and is not quoted on the over-the-counter markets (OTC Markets). We have trading symbol (ATAR) but the Company is presently on the Expert Market tier due to filing no OTC Markets reports since 2017, and there is effectively no trading market for our Common Stock.

There can be no assurance that a trading market will develop or, if developed, that it will be sustained. The lack of a trading market may make it difficult or impossible for investors to sell their shares. To resume trading, the Company will need to file a Form 211 with FINRA and this Offering Statement is being filed with the SEC to provide current information in accordance with 15c2-11. If a market does not develop or is not sustained, it may be difficult or impossible for you to resell your shares. This lack of liquidity may result in you being unable to sell your shares at any price.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of approximately $36,550) will be approximately $62,463,450. See “Use of Proceeds.” Actual net proceeds may be lower if offering expenses exceed estimates or if we do not sell all offered shares.

Risk factors:	Investing in our Common Stock involves a high degree of risk. You may lose your entire investment. Risks include but are not limited to: immediate and substantial dilution, lack of liquidity, going concern uncertainty, dependence on future financing, early-stage business risks, operational and liability risks associated with in-person youth athletic training and events, regulatory and reputational risks related to name, image and likeness (“NIL”) activities, and intellectual property, content-liability and platform-dependence risks associated with our media and entertainment operations.

See “Risk Factors.”

RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks, including those relating to our financial condition, youth athletic training activities, NIL-related services, and media and intellectual property operations, might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

Risks Relating to Our Financial Condition

Our financials are independently audited under GAAP, but are not PCAOB audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Our auditor is not required to be registered with the PCAOB, which may limit investor protections. Although our financial statements have been audited in accordance with generally accepted accounting principles (GAAP) by an independent certified public accountant, Regulation A Tier 2 offerings do not require the auditor to be registered with the Public Company Accounting Oversight Board (PCAOB). PCAOB registration and inspection provides an additional level of oversight and quality control. The absence of PCAOB oversight of our auditor means investors do not have the same protections as they would with a PCAOB-registered audit firm.

We are subject to the risks commonly encountered by early-stage companies.

Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our operations and growth in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly impacted.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate significant revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in rapidly transforming markets. There is no guarantee that our products or services will remain attractive to potential and current customers as these markets undergo rapid change, or that potential customers will utilize our services.

We have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet earned significant revenue, or produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our sole officer and director, Victor S. Rozier, Sr., the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically our Chief Executive Officer, Victor S. Rozier, Sr., with whom we recently entered into an Employment Agreement for a three-year term, effective June 29, 2026. We expect to enter into additional employment and consulting agreements with key personnel as we raise capital.

If we lose key service providers, consultants and our employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly. To mitigate this risk, we will implement succession planning protocols for key roles.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors in youth athletics and digital sports media, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes both start-ups without name recognition and established businesses with significantly greater financial and other resources, longer operating histories, greater name recognition and more established positions in our markets. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. To strengthen our competitive position, we are also actively monitoring market trends and adapting our offerings to stay ahead of industry shifts. This initiative is designed to enhance our resilience and long-term viability in a dynamic competitive landscape.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes, and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital. To mitigate this risk, we are implementing scalable financial systems, robust internal audit procedures, and training programs to strengthen oversight to reduce reporting errors.

Risks Relating to our Common Stock and Offering

Our Common Stock is currently quoted on the Expert Market, and although we have a trading symbol, we need to complete the 15c2-11 Process to make our Common Stock tradeable, so you may be unable to sell your shares.

The Common Stock is not currently listed for trading on any exchange and is quoted on the over-the-counter-market (OTC Markets) under the Expert Market Tier, meaning that the number of persons interested in purchasing our shares at, any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, even if we obtain a trading symbol, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that we will be awarded a trading symbol, and even if we are, that a broader or more active public trading market for our common shares will develop or be sustained.

Being on the Expert Market means our Common Stock is not eligible for proprietary broker-dealer quotations. All quotes in our Common Stock currently reflect unsolicited customer orders. Unsolicited-Only stocks have a higher risk of wider spreads, increased volatility, and price dislocations. Investors may have difficulty selling this stock. An initial review by a broker-dealer under SEC Rule15c2-11 is required for brokers to publish competing quotes and provide continuous market making. We intend to file our Form 211 with a broker-dealer following the qualification of this Offering Statement, but have no control over how long the FINRA review process of our Form 211 will take.

Even if we obtain FINRA’s approval of our Form 211, and our Common Stock is later quoted on the OTC Markets, the market price of our Common Stock may be volatile and adversely affected by several factors.

If we obtain a trading symbol and our stock is eligible for quotation, the market price of our Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in competition or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our Common Stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock if and when it is quoted. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We have never paid dividends and do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our Articles of Incorporation to issue up to 190,000,000 shares of common stock. We have issued as of June 29, 2026, 153,262,215 shares of Common Stock. In addition, we are authorized under our Articles of Incorporation to issue 10,000,000 shares of “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large number of additional securities to raise capital to further our development. It is also likely that we will issue a large number of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under future stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors, officers and employees for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which, even when our stock is quoted for sale, will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. If a trading market for our Common Stock develops in the future, it may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

Because directors and officers currently and for the foreseeable future will continue to control the Company, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. Our CEO, Victor S. Rozier, Sr., owns 75 shares of Series A Super Voting Preferred Stock, giving him a vote equivalent to 75% of the issued and shares of our Common Stock on any matter coming before the shareholders for a vote. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. To promote transparency and investor confidence, we are committed to regular shareholder communications and enhanced governance disclosures.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

A loss of confidence in our operating systems, or a breach of our operating systems, may adversely affect us and the value of an investment in us.

We will take measures to protect our systems and data from unauthorized access, damage or theft; however, it is possible that our security measures may not prevent the improper access to, or damage or theft of our information. A resulting perception that our measures do not adequately protect our systems could result in a loss of current or potential investors, reducing demand for our Common Stock and causing our share price to decrease. To mitigate this risk, we conduct regular internal audits and update system access protocols to ensure only authorized personnel can access sensitive information.

Our industry is highly competitive and as an emerging growth company and upon our entry to market we may be at a disadvantage to our competitors.

Our industry is highly competitive in general. We are an emerging growth company with limited financial resources and our trade name has limited recognition. Our competitors, both established and future unknown competitors, have better trade name recognition and, in most cases, substantially greater financial resources than we have. Our ability to successfully compete in our industry depends on a number of factors, both within and outside our control. These factors include the following:

●	our success in designing and developing new or enhanced products;

●	our ability to address the changing needs and desires of our target customers;

●	the pricing, quality, performance, reliability, features, ease of installation and use, and diversity of our products;

●	the quality of our customer service;

●	product or new technology introductions by our competitors; and

●	the ability of our manufacturers to deliver on time, on price, and with acceptable quality.

If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition. To mitigate this risk, we regularly monitor competitor activity and market trends to refine our product roadmap and enhance customer engagement strategies.

We will require additional funding to develop our business. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate we could incur potential losses using significant funds for startup operations, marketing and development and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or short-term debt financings, and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors, and/or current shareholders. Any such related party transactions will be subject to board approval and disclosure requirements under Nevada law and applicable securities regulations.

If we are unable to secure additional financing in the near term, we may be forced to:

●	curtail or abandon our existing business plans;

●	default on any debt obligations;

●	file for bankruptcy;

●	seek to sell some or all of our assets; and/or

●	cease our operations.

If we are forced to take any of these steps our Common Stock may be worthless. To mitigate this risk, we are actively pursuing diversified funding channels, strategic partnerships, and internal cost optimization. These efforts are intended to extend our runway and support continued execution of our business plan.

We are subject to risks associated with our website.

We host our website via third-party hosting services. Any failure to successfully maintain our website or any significant downtime or outages affecting our website could have a material adverse impact on our operating results. To mitigate this risk, we are implementing uptime monitoring, backup protocols, and vendor performance reviews for our third-party hosting. These measures are designed to ensure operational continuity and minimize disruption to customer-facing services.

If we are not able to protect and control our trade secrets, know-how and other technological innovations, we may suffer competitive harm.

We may in the future rely on certain technology, trade secrets, confidential information and proprietary know-how to protect envisioned platform and software technology and maintain any future competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect our contemplated future proprietary technology and processes, we may in the future rely in part on confidentiality and intellectual property agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. As of the date of this Offering Circular, we have no proprietary software applications or developments and, as a result, have not entered into any NDA, MNDA, or other protective contractual agreements. We may do so in the future. To mitigate this risk, we maintain internal records of sensitive know-how and limit access to key information on a need-to-know basis.

Our future growth is dependent upon our ability to keep pace with rapid technological and industry changes in order to develop or acquire new technologies for our products and service introductions that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing technologies, evolving industry standards, potential new entrants, and changes in customer needs and expectations. Accordingly, our future success depends in part on our ability to accomplish the following: identify emerging technological trends in our target end-markets; develop, acquire, and maintain competitive products and services that capitalize on existing and emerging trends; enhance our existing products and services by adding innovative features on a timely and cost-effective basis that differentiates us from our competitors; sufficiently capture intellectual property rights in new inventions and other innovations; and develop or acquire and bring products and services, including enhancements, to market quickly and cost-effectively. Our ability to develop or acquire new products and services that are technologically innovative requires the investment of significant resources and can affect our competitive position. These acquisition and development efforts divert resources from other potential investments in our business, and they may not lead to the development of new commercially successful technologies, products, or services on a timely basis. To mitigate this risk, we hold regular cross-functional reviews to prioritize product development efforts based on market feedback and internal capabilities.

Risk of ineffective integration of acquisitions, assets and joint venture operations

Combining newly acquired businesses, assets or joint venture activities with our existing operations can be complicated and time-consuming. If we do not integrate these effectively, we may not realize expected synergies, cost savings or growth. Even when integrations proceed, they may not deliver the strategic benefits we anticipate, could increase competitive or operational challenges in certain products or regions, and may create additional liabilities, unexpected expenses or disruptions that could materially harm our results and financial condition. To address this risk, we will adopt formal integration plans with assigned leaders, specific milestones and regular post-closing reviews to detect and resolve integration issues promptly.

Uninsured risks and potential uninsured losses

We may incur liabilities or losses that are not covered by insurance due to policy exclusions, coverage limits, evolving operations or new projects, including joint venture activities with third parties. Such uninsured losses could materially harm our operating results, financial condition and ability to execute projects.

To address this risk, we will maintain a risk register, periodically review and document insurance gaps, strengthen operational controls to reduce loss likelihood and maintain internal contingency reserves to cover potential uninsured losses.

Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our estimated net proceeds will be approximately $62,463,450. We intend to use these net proceeds for the following purposes:

Shares Offered (% Sold)	12,500,000 Shares Sold (100%)		9,350,000 Shares Sold (75%)	6,250,000 Shares Sold (50%)	2,250,000 Shares Sold (25%)
Gross Offering Proceeds		$62,500,000	$46,875,000	$31,250,000	$15,625,000

Principal Uses of Net Proceeds(2)	$
Employee/Officers & Directors Compensation		$8,125,000	6,077,500	4,375,000	2,343,750
Consultants		$2,500,000	1,870,000	1,250,000	625,000
Office and Administration		2,500,000	1,870,000	1,250,000	625,000
Accounting and Auditing		1,250,000	935,000	$625,000	312,500
Strategic Acquisitions, Media and Content Production		31,250,000	22,440,000	14,375,000	6,250,000
Legal and Compliance		1,875,000	1,402,500	937,500	468,750
Working Capital Reserve		11,000,000	7,982,000	6,562,500	5,000,000

Total Principal Uses of Net Proceeds		58,500,000	42,577,000	29,375,000	15,625,000
Amount Unallocated		4,000,000	4,298,000	1,875,000	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without a working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering will be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set forth herein based on the needs of the Company’s business and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such reallocation to be in the Company’s best interests. Amounts currently shown as Unallocated may be applied to any other categories listed in the in the foregoing table in such amounts as needed, at the discretion of the Company’s management.

Disclaimer:

The allocation ranges herein represent our current estimate of how we intend to use the proceeds from this Offering. However, actual expenditures may vary depending on business needs, strategic opportunities, market conditions, or operational developments. The Company reserves the right to reallocate funds among these categories as necessary to optimize growth, enhance operational efficiency, or respond to emerging opportunities.

DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of June 29, 2026, was $(153,262) or $(0.001) per outstanding share of our 153,262,215 outstanding shares of Common Stock. Historical net book value per share equals the amount of our total tangible assets (i.e. excluding goodwill), less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified above.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $25,000 in each case):

Percentage of shares offered that are sold	100%		75%		50%		25%
Price to the public charged for each share in this Offering		$5.00		$5.00		$5.00		$5.00

Historical net tangible book value (deficit) per share as of March 31, 2026(1)		$0.00		$0.00		$0.00		$0.00

Increase in net tangible book value per share attributable to new investors in this offering(2)		$0.27		$0.27		$0.19		$0.09

Net book value per share, after this offering		$0.27		$0.27		$0.19		$0.10

Dilution per share to new investors		$98.1		$96.3		$94.6		$94.6

Increase to pre-offering shareholders	$		$		$		$

(1)	Based on net book value, excluding non-tangible assets, (deficit) of $(153,262) and 153,262,215 outstanding shares of Common stock as of June 29, 2026.

DISTRIBUTION

Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

There is no public market for our common shares. The offering price was arbitrarily determined by management. The principal factors considered in determining the initial offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will terminate 180 days from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

How to Subscribe

When you decide to subscribe for Offered Shares in this Offering after it is qualified, you should contact the Company to obtain a subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason; provided, however, that we will not reject subscriptions on any basis that would violate applicable securities laws or constitute unlawful discrimination. If we reject your subscription, we will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed for at closing. Once you submit the subscription agreement and it is accepted by the Company, you may not revoke or change your subscription or request a refund of your subscription funds, except as required by applicable law. All accepted subscription agreements are irrevocable, subject to any mandatory rescission rights under federal or state securities laws.

No Escrow

The proceeds of this offering will not be placed into an escrow account. This is a “best-efforts” offering with no minimum offering amount. Upon the approval of any subscription, the Company shall deposit said proceeds into the bank account of the Company and may use the proceeds in accordance with the “Use of Proceeds” section of this Offering Circular. Investors should be aware that because there is no minimum offering amount and no escrow requirement, the Company may have insufficient funds to execute its business plan, and investors bear the risk that their investment may be used for purposes other than originally intended if the full offering amount is not raised.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those Risk Factors disclosed herein. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Results of Operations

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the financial statements and accompanying notes elsewhere in this prospectus.

Year Ended December 31, 2025 compared to the Year Ended December 31, 2024

Revenue. The Company generated a total revenue of $411,451 for the year ended December 31, 2025, compared to $0 for the year ended December 31, 2024. Revenue for 2025 was derived entirely from operations of the Company’s wholly owned subsidiaries and consisted of the following

●	YM Athletics: $411,451, 100% of total revenue

●	Highland Media & Entertainment Group: $0, 0% of total revenue

The increase in revenue was attributable to the Transaction and the commencement of operations following the acquisition of the operating entities. There were no revenues in prior periods due to the Company’s status as a shell company.

Operating Expenses. The operating expenses for the year ended December 31, 2025 were $407,981, compared to $0 for the year ended December 31, 2024. Operating expenses in 2025 primarily consisted of:

●	Cost of revenue associated with event operations and content production

●	General and administrative expenses, including professional fees, management, and overhead

●	Marketing and content development expenses

The increase in operating expenses reflects the Company’s transition to an operating entity and the associated costs of scaling its business operations.

Net Income (Loss). The Company reported a net operating income of $3,470 for the year ended December 31, 2025, compared to $0 for the year ended December 31, 2024. The net result for 2025 reflects the early-stage nature of operations, including investment in growth initiatives, infrastructure, and content production.

Segment Analysis

YM Athletics. YM Athletics generated revenue of $411,451, representing 100% of total consolidated revenue. Revenue was primarily driven by:

●	Tournament hosting and event operations

●	Team participation fees and training programs

●	Sponsorship and partnership revenue

YM Athletics represents the Company’s primary revenue-generating segment and provides recurring cash flow through structured programs and events.

Highland Media & Entertainment Group

Highland Media & Entertainment Group generated revenue of $0, representing 0% of total consolidated revenue. This segment is in a development and scaling phase, focused on building long-term intellectual property and audience-based monetization.

Financial Condition

As of December 31, 2025, the Company reported:

●	Total Assets: $103,481

●	Total Liabilities: $3,500

●	Stockholders’ Equity: $99,981

This represents a significant change from December 31, 2024, when the Company had no assets, liabilities, or equity activity beyond nominal capital structure balances. The increase in assets is primarily attributable to cash, receivables, and operating assets contributed through the transaction and generated through operations. Liabilities consist primarily of accounts payable, accrued expenses, and other obligations incurred in the normal course of business.

Liquidity and Capital Resources

As of December 31, 2025, the Company had cash and cash equivalents of $7,725 and working capital of $7,725. Since inception, the Company’s liquidity has been derived primarily from operating revenues generated by its subsidiaries, as well as capital contributions and financing activities associated with the Transaction. The Company expects to continue to require additional capital to support the expansion of YM Athletics programming and infrastructure, investment in media production and content development, and general corporate operations. The Company intends to fund its foreseeable cash requirements through available cash on hand, revenues from operations, and potential future financing activities. However, there can be no assurance that additional financing will be available on terms acceptable to the Company, or at all.

Cash Flows

Operating Activities. Net cash used in operating activities for the year ended December 31, 2025 was $20,323 primarily driven by inventory purchases and expenses associated with content production and changes in working capital.

Investing Activities. Net cash used in investing activities was $51,064, primarily related to investments in equipment, film, documentary and content production, and development of media assets.

Financing Activities. Net cash provided by financing activities was $74,059, reflecting capital raises and equity issuances as applicable.

Comment on Operational Activities

YM Corporation acquired 100% of the issued and outstanding equity interests in YM Athletics and Highland Media & Entertainment Group. YM Athletics is a media-driven youth sports ecosystem that turns athletes into marketable platforms and positioning them for high school, college, and career opportunities while monetizing their journey through content and brand partnerships. Highland Media & Entertainment Group, a media and content production company focused on digital content, film production, and distribution. YM Corporation operates as a diversified holding company, and its consolidated financial statements for the year ended December 31, 2025 reflect the results of operations, financial condition, and cash flows of these wholly owned subsidiaries from the date of acquisition. YM Athletics currently accounted for 100% of total revenue of YM Corporation.

Emphasis of Matter – Reverse Recapitalization and Change in Control

As discussed in Note 1 to the consolidated financial statements, during the year ended December 31, 2025, Monstero Holdings Corp., a Nevada corporation and formerly a non-operating public shell company, completed a reverse recapitalization transaction resulting in a change in control and a transition to an operating holding company. In connection with the transaction, the Company changed its name from “Monstero Holdings Corp.” to “YM Corporation” and acquired 100% of the issued and outstanding ownership interests of YM Athletics LLC and Highland Media & Entertainment Group, LLC, entities under common control. Following the transaction, YM Corporation operates as the parent holding company of these wholly owned subsidiaries, and the accompanying consolidated financial statements reflect the financial position, results of operations, and cash flows of the combined entities from the date of acquisition forward. No goodwill was recognized in connection with the transaction because the legacy shell company did not meet the definition of a business under applicable accounting guidance.

Three Months Ended March 31, 2026 Results of Operations

Revenue. For the three months ended March 31, 2026, the Company generated total revenue of $128,593. Revenue consisted of corporate sponsorship and partnership revenue of $100,843, merchandising and consumer products revenue of $21,917, sports programming revenue of $3,581, and event and tournament revenue of $2,252. Revenue during the interim period was generated primarily through YM Athletics and reflected sponsorship and partnership activity, merchandise sales, sports programming fees, and event-related operations.

Operating Expenses. Operating expenses for the three months ended March 31, 2026 were $112,055, consisting primarily of event operations and production costs of $88,756, advertising and marketing expenses of $11,303, consulting and business development expenses of $3,500, media production and intellectual property costs of $300, and general and administrative expenses of $8,196. These expenses reflect continued youth sports programming, event production, sponsorship activation, merchandising, media development, and general corporate infrastructure.

Net Income. The Company reported net income of $16,538 for the three months ended March 31, 2026. The net income for the interim period reflects revenue from ongoing operating activities, primarily through YM Athletics, partially offset by event operations, production, marketing, consulting, media development, and general administrative expenses.

Segment Analysis

YM Athletics.

YM Athletics represented the Company’s primary revenue-generating segment during the three months ended March 31, 2026. Revenue was driven by corporate sponsorship and partnership arrangements, merchandising and consumer products, sports programming, and event and tournament operations. YM Athletics continued to operate as the Company’s principal platform for youth sports programs, competitive athletic activities, tournaments, sponsorship relationships, merchandise, and related athletic development initiatives.

Highland Media & Entertainment Group.

Highland Media & Entertainment Group remained primarily in the development and content production stage during the three months ended March 31, 2026 and did not generate material revenue during the period. The segment continued to focus on developing media content, intellectual property, production assets, and potential future monetization opportunities through licensing, distribution, advertising, sponsorship integration, and related content initiatives.

Financial Condition

As of March 31, 2026, the Company reported total assets of $116,518, total liabilities of $0, and stockholders’ equity of $116,518. Current assets were $50,581 and consisted of cash and cash equivalents of $613, accounts receivable of $1,660, inventory of $33,274, and prepaid expenses and other assets of $15,034. Non-current assets consisted of strategic media and content investments of $62,656 and property and equipment, net, of $3,281.

Liquidity and Capital Resources

As of March 31, 2026, the Company had cash and cash equivalents of $613 and current assets of $50,581, with no liabilities outstanding. The Company’s liquidity for the interim period was supported by operating revenues generated primarily through YM Athletics, accounts receivable, inventory and prepaid assets, and available cash on hand.

The Company expects to continue to require capital to support YM Athletics programming, event operations, merchandise activities, Highland Media content development, and general corporate operations. The Company intends to fund foreseeable cash requirements through available cash on hand, revenues from operations, working capital management, and potential future financing activities. However, there can be no assurance that additional financing will be available on terms acceptable to the Company, or at all.

Operational Activities

During the three months ended March 31, 2026, operational activities were focused primarily on YM Athletics’ youth sports programs, competitive athletic teams, tournaments, showcases, camps, clinics, training programs, sponsorship activities, merchandising activities, and related athletic development initiatives. Highland Media continued to develop and produce media content and intellectual property assets and remained primarily in a development and content production stage.

Cash Flows

Operating Activities. Net cash used in operating activities for the year ended March 31, 2026 was $[   ] primarily driven by inventory purchases and expenses associated with content production and changes in working capital.

Investing Activities. Net cash used in investing activities was $[   ], primarily related to investments in equipment, film, documentary and content production, and development of media assets.

Financing Activities. Net cash provided by financing activities was $[   ], reflecting capital raises and equity issuances as applicable.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or results of operations upon adoption.

In our opinion, the proceeds from this Offering may not fully satisfy our cash requirements and we anticipate it will be necessary to raise additional funds monthly (as described above) to supplement our plan of operations. Accordingly, if we are unable to satisfy our cash requirements through sales and the proceeds from this Offering alone, we will need to raise additional capital through additional short-term loans, the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through other loans or other equity investment. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring substantial operating and cash flow deficits that are expected to continue for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DESCRIPTION OF BUSINESS

Business Overview and History of State Filings in Nevada

2006-2017 – Avatar Ventures Corp.

YM Corporation was incorporated in the State of Nevada on August 14, 2006 under the name Avatar Ventures Corp. From its incorporation in 2006 to early 2017, the Company’s SEC and OTCMarkets.com filings describe various business models, and several management changes.

On February 7, 2007, Avatar Ventures Corp, filed its Initial List of Officers and Directors, which listed Zhen Chen as President, Secretary, Treasurer and Director. Zhen Chen continued to serve President, Secretary, Treasurer and Director according to the Annual List of Officers and Directors filed with the Nevada Secretary of State on October 17, 2007, August 18, 2008, August 31, 2009, and January 20, 2011.

On April 13, 2011, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Jack G. Stevenson as President, Treasurer, and Director, and Zhen Chen as Secretary.

On July 14, 2011, Avatar Ventures Corp. filed an amended Annual List of Officers and Directors in Nevada, listing Jack G. Stevenson as President, and Director, and Zhen Chen as Secretary and Treasurer.

On March 15, 2012, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Voltaire Gomez as President, Secretary, Treasurer, and Director.

On October 19, 2012, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Voltaire Gomez as President, Secretary, Treasurer, and Director.

On October 8, 2013, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Edward Minnema as President, Secretary, Treasurer, and Director.

On August 27, 2014, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Edward Minnema as President, Secretary, Treasurer, and Director.

On June 16, 2015, Avatar Ventures Corp. filed a Certificate of Amendment in Nevada, signed by Edward Minnema, which amended the Articles of Incorporation to state the following:

Amendment to bylaw Section 7.5/Proxies

“If under the unusual event the majority shareholder(s), who thus impede and or prevent the corporation from moving forward due to the undue absence of at least a period of six (6) months, and upon exhaustion of the Board of Directors using all known avenues to contact such shareholder(s), the right to vote on behalf of those shares shall be transferred to the Board of Directors, so as the Board of Directors may execute its fiduciary duties. In such extreme cases the Board of Directors also will reserve the right to veto any proxies in regards to the majority shareholders voting rights after the due diligence above is executed.”

On August 27, 2015, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Edward Minnema as President, Secretary, Treasurer, and Director.

On February 17, 2016, Avatar Ventures Corp. filed a Certificate of Amendment in Nevada, signed by Edward Minnema, which amended the Articles of Incorporation to state the following: On February 12, 2016, the Board of Directors of Avatar Ventures Corp and the majority shareholders of the company’s common stock, par value $0.001, voted in favor to increase the authorized number of common shares to 190,000,000 from the current 75,000,000, and further authorize up to 10,000,000 “blank check” preferred stock of the company, par value $0.001.

On August 30, 2016, Avatar Ventures Corp. filed its Annual List of Officers and Directors in Nevada, listing Edward Minnema as President, Secretary, and Director and Michael Morrison as Treasurer.

On April 27, 2017, Avatar Ventures Corp. filed a Certificate of Change in Nevada, signed by Ronald Hughes, as President, under which the Company executed a 1:350 reverse split of its common stock, by which each 350 shares were reduced to 1 share.

May 2, 2017 Name Change to Monstero Holdings Corp.

On May 2, 2017, the Company changed its name to Monstero Holdings Corp. at the state level in Nevada, but this name change was not approved by FINRA, and was not updated on OTC Markets.

2017-2025 – Presumed Shell Status, No Public Securities Filings

On February 27, 2017, the Company’s filed its last OTC Markets filing, which was a Supplemental Report announcing an officer and director change, under which Edward Minnema resigned as President and CEO and Michael Morrison resigned as director and secretary of the Company. At that time, the Supplemental Report shows Edward Minnema remaining as director and treasurer, and that Ronald Hughes was appointed as the Company’s President, CEO, director and treasurer. From that date forward until September 25, 2025, the Company is presumed to have been a shell company under Rule 144, as there is no publicly available information describing any operations or assets.

April 8, 2025 – Sale of Control to Victor S. Rozier, Sr.

On April 8, 2025, Victor S. Rozier, Sr. purchased control of the Company with the intention of bringing the Company’s filings current and merging in his operating businesses.

September 19, 2025 – Certificate of Revival in Nevada

On September 19, 2025, the Company filed a Certificate of Revival for Monstero Holdings Corp.in the State of Nevada.

September 25, 2025 – Acquisition of Operating Business and New Business Model

The Company entered into a Share Exchange Agreement on September 25, 2025, with Young Morroccos YM Corporation, a New Jersey corporation, which became a wholly-owned subsidiary of the Company. Young Morroccos YM Corporation owns 100% of the issued and outstanding membership interest units in YM Athletics, LLC, a New Jersey limited liability company (“YM Athletics”) (the “Acquisition”).

Since September 25, 2025, the Company has pursued the business model of YM Athletics and Highland Media & Entertainment Group (“Highland Media”), a digital media and film-production division.

December 23, 2025 Name Change to YM Corporation

On December 23, 2025, the Company filed a Certificate of Amendment in Nevada to change its name to YM Corporation to reflect the Company’s Acquisition and new business model.

Our fiscal year-end date is December 31.

Our office is located at 288 Egg Harbor Road, Sewell, NJ 08080. Our telephone number is 856-535-8886 and our email address is connect@ymorock.com.

Organizational Structure and Business Model Overview

Following the closing of the Share Exchange Agreement dated September 25, 2025, YM Corporation (“ATAR” or the “Company”) is now a diversified holding company with two core subsidiaries:

YM Athletics, LLC, a youth basketball development organization, and

Highland Media & Entertainment Group, a multimedia production company.

Our mission is to build platforms that empower talent, inspire communities, and drive long-term value in sports and entertainment. We focus on culturally relevant programming, digital content, and scalable infrastructure to create community impact and potential commercial success, although no assurance can be given that such success will be achieved.

Divisional Overview

YM Athletics — Youth Basketball Development Division

Based in the Greater Philadelphia and South Jersey area, YM Athletics is a youth sports organization dedicated to cultivating basketball skill, leadership, and opportunity. YM Athletics provides athletes with training, practice schedules, tournament participation, and media-supported recruiting positioning, while maintaining an inclusive and community-driven mission. YM Athletics focuses on creating high-school and college-ready, media-savvy athletes within the bounds of applicable amateurism and NIL rules.

Strategic Growth Initiatives:

Increase Athlete Participation

We aim to expand from 640 to over 1,000 athletes within three years, providing more youth access to structured basketball development and opportunities to participate in our national travel club program in select sneaker branded circuits. This growth will strengthen our community footprint: (1), a youth basketball development organization, and (2), a digital media and film-production division. We are and are currently intent on creating pathways for new and returning players to excel through affordable, high-quality training and competition. We plan to grow from 7 teams to 15 teams over the next 2 years early-stage growth phase. We do not represent that our business strategy will produce competitive advantage, revenue traction, or long-term profitability, and n.

Youth Sports Industry Overview

The U.S. youth-sports industry is widely estimated at approximately $19 billion annually, according to analysis originally published by WinterGreen Research and subsequently reported by TIME Magazine in an article titled “Kids Sports: The Rise of the $15.3 Billion Industry” (https://time.com/4913687/kids-sports-cost/). Forbes similarly cited the youth-sports economy at between $15–$19 billion in multiple analyses (example: https://www.forbes.com/sites/bobcook/2019/08/12/how-travel-teams-are-turning-youth-sports-into-big-business/). These figures demonstrate the commercial scale of youth athletics and the “pay-to-play” structure in which families are the primary spenders.

YM Athletics Competition — Sourced References

Our teams will double their participation in regional and national tournaments, elevating athlete exposure and competition levels. Increased visibility will open more recruitment opportunities, connect players with college scouts, and solidify YM Athletics’ position within the national youth basketball circuit.

YM Athletics provides youth basketball training, seasonal practice programs, tournament participation, coaching, player development, and media-supported visibility services for youth athletes. We generally serve athletes between ages 10 and 18 and emphasize skill development, personal discipline, teamwork, and motivation. Our programs may include team practices, individual skill sessions, participation in regional and national tournaments, and optional media services designed to help athletes document their development and, where appropriate, support recruiting visibility.

YM Athletics competes structurally with:

Amateur Athletic Union (AAU)

AAU reports its own membership size publicly as approximately 700,000–900,000 members annually, according to AAU’s published history on its site (https://aausports.org/page.php?page_id=94841).Founded in 1888 (source: AAU historical timeline: https://aausports.org/page.php?page_id=94841).

YM Athletics will establish a year-round Training Academy, offering specialized clinics, skills development, and coaching certification programs. This academy will serve as a central hub for athlete progression, physical conditioning, and leadership development generates revenue primarily through per-player service fees and related program charges. Our current revenue model can be summarized as follows:

Nike Elite Youth Basketball League (EYBL)

EYBL originated in 2010 — referenced in ESPN’s reporting and Nike’s own EYBL documentation: https://nikeeyb.com/ESPN coverage referencing EYBL founding and structure: https://www.espn.com/college-sports/recruiting/basketball/mens/story/_/id/40057895/nike-eybl-notes

Under Armour Association (UAA)

Founded in 2013–2014 as part of Under Armour’s grassroots basketball initiative: https://uaabasketball.com/Under Armour corporate announcement referencing UAA launch: https://about.underarmour.com/news

To accommodate growth and improve the athlete experience, YM Athletics will secure additional gym space and upgrade training equipment. This will be executed through either acquiring or developing a multi-purpose sports and training facility to ensure athletes have access to state-of-the-art environments for training, development, and competition.

Develop NIL (Name, Image, and Likeness) Opportunities

YM Athletics provides a structured pathway for high school athletes to monetize their personal brands. YM Athletics is an early adopter of NIL opportunities for high school athletes. It operates in an environment in which high school and collegiate athletes are increasingly permitted to monetize their name, image, and likeness under evolving NCAA and state-level NIL rules. Our role in this ecosystem is limited to optional media support and educational brand guidance for athletes and their families. We may provide mentorship, content creation (such as highlight reels and documentary-style segments), and brand -development services that allow young athletes to monetize their identity. With a growing NIL market projected to surpass $1B annually, YM Athletics is positioned to provide education designed to help athletes understand how to present themselves if they later choose to pursue NIL opportunities independently or through third-party representatives. We do not negotiate, procure, or broker NIL contracts, do not act as athlete agents, and do become a leader in youth athlete branding, offering additional revenue streams for both the athletes and the organization. By guiding athletes in brand development, content creation, and sponsorships, YM Athletics will capture a share of the rapidly growing $1B+ NIL market, creating new revenue for both athletes and the organization, not receive compensation from any NIL deals that an athlete may enter into. Any NIL-related media services we provide are optional, subject to parental or guardian consent for minors, and are structured to comply with applicable high-school and collegiate eligibility rules in the jurisdictions where we operate. Industry commentators have projected that the broader NIL market across amateur athletics could exceed $1 billion annually; however, there can be no assurance that our limited, media-focused NIL support services will generate material revenue for us, or that regulatory changes will not restrict or eliminate our ability to offer such services in the future.

The YM Recruiting Exposure Program will connect athletes to college scouts, highlight their achievements through professional highlight reels, and coordinate recruitment showcases with partner schools and scouting agencies.

On July 1, 2021, the National Collegiate Athletic Association (“NCAA”) adopted an interim NIL policy permitting student-athletes to engage in NIL activities consistent with the law of the state where their school is located (NCAA NIL Policy Statement, July 1, 2021, https://www.ncaa.org/news/2021/7/1/ncaa-adopts-interim-name-image-and-likeness-policy.aspx).

One of the catalysts for this shift was California’s Fair Pay to Play Act (SB-206), enacted in 2019 and effective in 2021, which granted NIL monetization rights to collegiate athletes in that state (California Legislature, SB-206 bill text: https://leginfo.legislature.ca.gov/faces/billTextClient.xhtml?bill_id=201920200SB206).

The National Conference of State Legislatures maintains a public NIL-law database showing that more than 30 states have adopted NIL-related statutes with varying requirements and restrictions (NCSL NIL tracker: https://www.ncsl.org/education/state-laws-name-image-likeness-athletes). At the high-school level, eligibility for NIL activity is determined by state athletic associations and can differ significantly by jurisdiction; for example, the recruiting analytics company ON3 maintains a database summarizing each state’s high-school NIL rules (ON3 NIL high-school database: https://www.on3.com/nil/laws/high-school/). These sources demonstrate that NIL rules are evolving, jurisdiction-dependent, and subject to change.

YM NIL Services — Scope and Limitations

●	Fee-Based Services: Athletes and families can opt into premium recruiting packages covering video production, showcase participation, and personalized scouting profiles, creating a steady revenue stream. YM’s NIL-related offerings are limited to media support and educational brand guidance. We may provide highlight production, documentary-style segments, and general media education to help athletes understand how to present themselves if they later choose to pursue NIL opportunities independently or through third-party representatives.

●	Event-Based Revenue: Each showcase can host 200–300 athletes with participation fees and ticketed attendance, generating both direct and ancillary income (vendors, merchandise, concessions. We do not negotiate, procure, or broker NIL contracts, do not act as athlete agents, and do not receive compensation from any NIL deals that an athlete may enter O

On July 1, 2021, the NCAA issued its interim NIL policy, permitting collegiate athletes to earn compensation for endorsements. Source: NCAA official NIL page: https://www.ncaa.org/sports/2021/7/1/name-image-and-likeness.aspxCalifornia’s Fair Pay to Play Act, enacted in September 2019 and effective as of 2021, served as a legislative catalyst: Bill text: https://leginfo.legislature.ca.gov/faces/billTextClient.xhtml?bill_id=201920200SB206State-level NIL regulation is tracked at: National Conference of State Legislatures NIL tracker: https://www.ncsl.org/education/state-laws-name-image-likeness-athletesHigh-school athlete NIL permissions vary by state. A working overview of high-school NIL allowances is maintained by On3 NIL database: https://www.on3.com/nil/laws/high-school/These sources show fluctuating and jurisdiction-dependent NIL rules.

COMPETITIVE POSITIONING (WITH MARKET-CONTEXT REFERENCES)

The Company believes its operational difference is in combining: direct involvement with athletes in-house media production narrative-based storytelling. This differs from short-form viral-driven clip distribution, which dominates platforms such as TikTok and Instagram — major market strategies used by Overtime (source: https://overtime.tv) and Ballislife (source: https://ballislife.com). Again — no guarantee is made that YM’s human-narrative approach yields a measurable business advantage.

Strategic Positioning — Integrated Sports and Media Model

We believe that our combined model — athletic development paired with integrated media creation — may allow for unique athlete support and storytelling. Our approach emphasizes: (i) direct involvement with athletes through training and competition; (ii) in-house media creation; (iii) community-anchored, narrative-based storytelling; and (iv) player brand-development support within applicable regulatory limits. This differs from short-form, viral-clip-driven content strategies that dominate many social platforms and are widely used by larger media brands such as Overtime and Ballislife. There can be no assurance, however, that this integrated, narrative-focused approach will result in commercial success, sustained audience engagement, or any measurable business advantage.

2. Highland Media & Entertainment Group – Division of YM Corporation

I. Mission and Vision

Mission:

To produce, promote, and distribute authentic, culturally resonant media that amplify underrepresented voices while generating scalable revenue through digital platforms and branded storytelling.

Vision:

To evolve into a leading independent entertainment company that merges storytelling, music, and culture to create profitable, purpose-driven media from Philadelphia to the world.

II. Founding and Legacy

●	Founded by brothers Victor S. Rozier, Sr. and Duiane Ford, Highland Media reflects the creativity, resilience, and authenticity of Philadelphia’s Francisville neighborhood.

●	The founders’ roots as teenage hip-hop artists led to the creation of 30+ songs and the compilation album Chain Reaction, establishing the foundation for a career rooted in storytelling and community engagement.

●	Duiane Ford’s film Doughboy marked the transition from local artistry to professional film production, solidifying Highland Media’s identity as a multimedia company focused on impact, independence, and legacy.

III. Current Assets and Market Position

1.	Film Portfolio

○	Owns two independent films streaming on Tubi (AVOD platform), generating ad-based revenue and long-tail licensing potential.

○	Two documentaries in progress to be distributed via Tubi and other (AVOD platforms).

○	Feature film in planning

○	8 part socially conscious series under development.

2.	YouTube and Digital Media

○	Operates a monetized YouTube channel with nearly 13,000 subscribers, serving as a growing hub for branded video, trailers, and podcast content.

3.	Podcast Network

○	Hosts a multiplatform podcast distributed via YouTube, Spotify, and Apple Podcasts, featuring culturally relevant conversations and cross-promotional interviews tied to film and music releases.

4.	Built Different Documentary Series

○	Highland Media is producing the “Built Different” Documentary Series, a two-installment docuseries capturing the intersection of sports, culture, and purpose through the lens of YM Athletics and its athletes.

○	This series bridges Highland Media’s storytelling expertise with YM Athletics’ brand momentum, creating a powerful dual-division marketing and monetization engine.

IV. Strategic Objectives

1.	Content Production Expansion

○	Develop and release 3–5 new film and digital projects annually, including the Built Different documentary franchise and new scripted/unscripted content.

○	Leverage Highland Media’s internal production infrastructure to serve both YM Corporation brands and external clients.

2.	Digital Monetization Growth

○	Scale digital presence to 50,000+ subscribers and 2M monthly ad impressions across YouTube and podcast platforms.

○	Launch paid “Behind the Scenes” and premium streaming tiers for Built Different and upcoming content.

3.	Branded Content and Corporate Partnerships

○	Partner with major sportswear, lifestyle, and local brands for co-branded content integrations within Highland productions.

○	Offer sponsored storytelling for corporate clients seeking authentic media campaigns aligned with community impact.

4.	Music and Sync Licensing

○	Relaunch the Highland Music Label to distribute original scores and soundtrack releases from Highland projects, generating streaming royalties and licensing income from placements in ads, films, and podcasts.

5.	Live Events and Media Activations

○	Host red-carpet premieres, film screenings, and panel events for the Built Different series and new productions.

○	Bundle event sponsorship with YM Athletics’ tournaments to cross-promote sports, music, and entertainment.

V. Revenue Model and Profitability Potential

Revenue Stream	Description	Profitability & ROI
Film Streaming (Tubi, AVOD)	Ad-share revenue and licensing for independent films and Built Different.	Recurring multi-year digital income; scalable with new releases.
YouTube Monetization	Advertising, influencer collaborations, and product placements.	Low overhead with exponential growth potential via audience expansion.
Podcast Advertising	Branded episodes and recurring sponsorships.	Consistent monthly income with strong advertiser retention.
Music and Sync Licensing	Distribution royalties and commercial sync deals.	Multi-channel income from film, TV, and digital placements.
Branded Content & Partnerships	Paid storytelling collaborations with sponsors.	High-margin, short-turnaround projects with repeat potential.
Live Events & Premieres	Ticket sales, sponsorships, and merchandise.	Direct revenue + cross-promotional exposure.

VI. Profitability and Growth Strategy

1.	Low-Cost, High-Leverage Model

○	Highland Media owns its IP and digital distribution channels, minimizing dependency on third-party publishers.

○	Each project (film, podcast, or docuseries) becomes a long-term revenue asset through ad and streaming royalties.

2.	Cross-Divisional Integration with YM Athletics

○	Built Different strengthens the YM Athletics brand while monetizing its story through media.

○	Athletes and sponsors featured in the documentary contribute to brand partnerships, NIL content, and merchandise exposure.

3.	Investor Value Creation

○	Projects like Built Different provide dual returns — social impact and commercial growth.

○	Highland’s owned IP and audience base increase YM Corporation’s valuation by building repeatable, scalable content assets.

4.	Projected Growth (3–5 Years)

○	Revenue growth from $5M to $35M annually via streaming, acquisitions, partnerships, and events.

○	Audience expansion from 13K to 1 Million+ subscribers across all digital platforms.

○	Development of 8–10 commercial-grade projects, including Built Different and new feature films.

○	Strategic partnerships with Tubi, Netflix, Amazon, or Hulu AVOD as future distribution targets.

3. Market Opportunity

A. Youth Sports Market

●	A $19B+ annual U.S. industry, driven by demand for structured leagues, athlete recruitment, and elite-level training.

●	Parents and schools are investing heavily in skill development, exposure, and college readiness.

●	YM Athletics serves as a scalable solution that merges affordability with professional-level development.

B. NIL (Name, Image & Likeness) Market

●	Now a $1B+ annual market, NIL rights empower high school and college athletes to monetize personal brands.

●	YM Athletics’ NIL programs and Highland Media’s content services offer end-to-end branding support — athlete storytelling, highlight production, and sponsorship alignment.

C. Entertainment & Content Creation

●	The global entertainment industry surpasses $2T in value, with independent and culturally authentic content seeing unprecedented demand.

●	Highland Media’s niche — authentic urban storytelling and sports-based documentaries — positions it for high-margin growth through streaming, licensing, and branded integrations.

YM Corporation sits at the convergence of these three high-growth sectors — Sports, Media, and Digital Branding — creating an integrated, recession-resilient business model.

4. Strategic Vision

For YM Athletics

●	Scale into a national basketball development powerhouse

●	Establish South Jersey as a hub for elite youth tournaments and training academies

●	Empower athletes through scholarships, college recruiting, and NIL readiness

●	Build recurring revenue through tournaments, merchandise, and branded NIL programs

For Highland Media

●	Evolve into a boutique entertainment studio producing culturally meaningful films, music, and digital content

●	Expand its IP library through new projects like the Built Different Documentary Series, Features, and Socially conscious series.

●	Forge strategic partnerships with streaming platforms, sponsors, and educational institutions

●	Monetize creative assets while maintaining mission-aligned storytelling

Together, these initiatives drive cross-divisional growth — YM Athletics builds talent and stories; Highland Media captures and monetizes them through film, digital, and branded partnerships.

5. Revenue Model Overview

YM Athletics Revenue Streams

1.	Program Fees & Training Services – Core recurring revenue from athlete participation

2.	Tournament Income & Facility Rentals – Entry fees, concessions, and venue operations

3.	Merchandise Sales – Apparel, uniforms, and team-branded gear

4.	Sponsorships & Scholarship Donations – Local and corporate partnerships

5.	NIL Branding & Athlete Media Services – Athlete brand management, content production, and partnership

Highland Media Revenue Streams

1.	Film Streaming (Tubi, AVOD) – Ad-share and licensing income from independent films, series and documentaries.

2.	YouTube Monetization – Ad revenue, influencer collaborations, and sponsorship placements

3.	Podcast Advertising & Branded Episodes – Subscription and sponsor-based income

4.	Music & Licensing Deals – Sync placements, royalties, and commercial use

5.	Event & Community Storytelling Revenue – Live events, premieres, and co-branded activations

6. Path to Profitability

●	YM Athletics: Projected to double current revenue within 12 months through team expansion, training academy enrollment, and NIL branding programs. Expected 6x revenue growth by Year 3.

●

Highland Media:

Projected to 100% ROI for each project within 12 months by generating recurring digital income through YouTube, Tubi, and podcast platforms. Growth driven by low-overhead content creation and cross-divisional promotions.

●	Profitability Factors:

○	NIL services and branded storytelling provide high-margin digital opportunities

○	Lean staffing and in-house production keep costs low

○	Community partnerships and shared resources between divisions maximize operational efficiency

7. Investment Opportunity

Capital Utilization

Investor capital will be allocated strategically to accelerate scalable growth:

●	Expansion of YM Athletics teams, tournament infrastructure, and training academy

●	Development of Highland Media’s film, podcast, and digital content pipeline

●	Growth of merchandise and NIL operations

●	Acquisition of a dedicated training and production facility

●	Strengthening of marketing and investor relations infrastructure

Investor Value Proposition

●	Exposure to three converging markets: youth sports, NIL branding, and digital entertainment

●	Ownership in an organization that balances social impact with scalable profit models

●	Access to long-term residual income from recurring digital and streaming assets

●	Community credibility, cultural relevance, and brand trust built on authenticity

YM Corporation presents a high-impact, culture-forward investment opportunity that combines youth development, media innovation, and financial scalability into a unified growth platform.

Intellectual Property

We do not currently own any patents, trademarks, copyrights,

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees of YM Corporation, including their ages as of March 31, 2026:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
Victor S. Rozier, Sr., Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director	49	Since September 19, 2025	10
Tennille Rozier, Secretary and Director	49	Since September 19, 2025	10

Victor S. Rozier, Sr., Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director

Victor S. Rozier, Sr. (49) serves as our Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director. Over the past decade, Victor S. Rozier, MBA has established himself as a trusted financial executive and advisor with deep expertise in commercial real estate accounting, multi-entity financial reporting, and CFO-level financial oversight. As Owner of Rozier & Associates since April 2006, Rozier has led a full-service accounting and consulting practice that prepares GAAP-compliant financial statements, provides outsourced CFO services, conducts audits, and delivers corporate, nonprofit, partnership, and individual tax preparation for clients across the financial services, entertainment, government, technology, and real estate sectors. His technical background includes extensive experience with Yardi, JD Edwards, PeopleSoft, and advanced Excel financial modeling.

From November 2018 to April 2022, Rozier served as Senior Property Management Accountant at Colliers International, where he oversaw the full accounting cycle for 14 commercial and industrial properties, prepared monthly financial reporting packages and variance analyses, managed rent collections exceeding $1.5 million per month, and coordinated year-end work with third-party CPA firms. Prior to that role, he was a Senior Accountant at NFI Industries, Real Estate Division, from September 2013 to March 2017, where he managed accounting operations for 10 industrial properties and two development projects, prepared draw schedules and lender packages for a 1,000,000 square-foot development for Five Below and a 500,000 square-foot development for Express Scripts, reconciled investments exceeding $40 million, and maintained complete balance sheet and income statement integrity through Yardi Voyager.

Earlier in his career — but foundational to the expertise he has applied over the last decade — Rozier held progressive senior accounting positions at Thomas Properties Group, Inc. from June 2007 to July 2013, culminating in his role as Senior Corporate Accountant supporting quarterly and annual SEC filings (10Q and 10K) and consolidations for more than 25 entities. His financial acumen was further shaped by his tenure at Ernst & Young, LLP from July 2004 to June 2007, where he audited real estate, financial services, and insurance clients and prepared corporate and partnership tax returns across multiple industries. A graduate of LaSalle University with an MBA in Finance and a BS in Accounting (Maxima Cum Laude), Rozier was licensed as a Certified Public Accountant in Pennsylvania from 2006 to 2020. His background, leadership capacity, and broad industry experience position him as a highly qualified financial steward capable of delivering disciplined oversight and strategic direction at the executive level.

Tennile Rozier, Secretary and Director

Tennile Rozier (49) brings more than 20 years of professional experience in transportation operations, logistics management, records management, fleet coordination, client service, and team leadership. Since March 2012, Mr. Rozier has served with Access Information Management as a File Management Team Lead, where he oversees daily logistics operations, client asset movement, service fulfillment, documentation, inventory controls, and client service requirements. In this role, he has supported audit-ready operational compliance, served as a primary client contact, and contributed to customer retention through consistent service execution and operational reliability.

Prior to Access Information Management, Mr. Rozier served as Transportation Supervisor at Cornerstone Records Management from October 2006 through August 2011, where he managed a team of drivers, monitored daily routes, supported regulatory compliance, managed vehicle maintenance schedules, and helped maintain high operational standards for secure delivery and pickup of sensitive information. Earlier in his career, Mr. Rozier served as a Senior Team Lead at United Parcel Service from September 1995 through October 2005, where he worked in high-volume, time-sensitive logistics environments involving sorting, distribution, cargo loading, quality assurance, and team training.

Mr. Rozier’s background provides the Company with practical experience in operational discipline, logistics execution, personnel oversight, customer service, compliance documentation, safety standards, and process management. The Company believes this experience is valuable as YM Corporation continues to expand its event operations, athletic programming, media production activities, partner activations, and related operational infrastructure.

EXECUTIVE COMPENSATION

Summary Compensation — Year ended December 31, 2025.

The Company had no compensation cash, salary, bonus, stock awards, option awards or other compensation to any of its executive officers for the year ended December 31, 2025, or the three months ended March 31, 2026.

Employment Agreement — Victor S. Rozier, Sr. - Chief Executive Officer

Effective June 29, 2026, the Company entered into a three-year employment agreement with Victor S. Rozier, Sr. pursuant to which he serves as Chief Executive Officer. The agreement automatically renews for successive one-year terms unless either party provides at least 90 days' prior notice of non-renewal. Mr. Rozier is entitled to an annual base salary of $180,000, although payment may be deferred until the Board of Directors determines the Company has sufficient cash flow, with any unpaid amounts accruing as deferred compensation payable in cash, stock, or a combination thereof. Subject to Board approval and applicable securities laws, Mr. Rozier is eligible to receive an annual grant of 300,000 shares of restricted common stock that vests upon issuance, and an additional grant of 1,000,000 shares of common stock upon the successful completion of a qualifying Board-approved acquisition. He is also eligible for discretionary performance bonuses, reimbursement of reasonable business expenses, indemnification to the fullest extent permitted by law, and directors' and officers' liability insurance when commercially reasonable. Upon a change of control, all unvested equity awards will immediately vest and Mr. Rozier will be entitled to a severance payment equal to 12 months of base salary. If his employment is terminated by the Company without cause, he will be entitled to 12 months of base salary, payment of accrued but unpaid deferred compensation, reimbursement of approved business expenses, and accelerated vesting of any unvested equity awards. The agreement also contains customary provisions regarding confidentiality, assignment of intellectual property, compensation clawbacks, and is governed by Nevada law. (See Exhibit 6.2).

Outstanding Equity Awards at Fiscal Year-End

None

Additional Narrative Disclosure

Not applicable

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

Not applicable

Independent Director Compensation

We have no independent directors. None of the directors of the Company received compensation for their services as a director during the period of ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

No director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the fiscal year end for the last three completed fiscal years.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 29, 2026, for (i) each of our named executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o YM Corporation 288 Egg Harbor Road, Sewell, NJ 08080.

	Common Stock ***Beneficially Owned Prior to this offering(1)			Common Stock Beneficially Owned After this offering(2)
Name of Beneficial Owner	Common Stock	Percent of Common Stock (%)	Total Voting Power (%)(3)	Common Stock	Percent of Common Stock (%)	Total Voting Power (%)(3)
Victor S. Rozier, Sr.(3)	50,000,000		75.0	50,000,000	32.6	75.0

All directors and executive officers as a group (1 persons)	50,000,000		75.0	50,000,000	32.6	75.0

Edward Minnema(4)	15,300,000			15,300,000	9.9	9.9
Michael Morrison(5)	11,500,000			11,500,000	7.5	7.5
Zhen Chen(6)	35,750,000			35,750,000	23.3	23.3

Total 5%	112,550,000			112,550,000	73.3	75.0

*	Less than 1%.

(1)	Based on 153,262,215 shares of Common Stock issued and outstanding as of June 29, 2026.
(2)	Based on 165,762,215 of Common Stock issued and outstanding after the public offering.
(3)	Victor S. Rozier, Sr. owns 75 shares of the Company’s Series A Super Voting Preferred Stock. Each 1 share of Series A Super Voting Preferred Stock gives the holder the right to vote the equivalent of 1% of all voting shares of every class on any matter coming before a vote, such that collectively the 75 shares provide Mr. Rozier with voting power equivalent to 75% of all issued and outstanding voting shares of the Company. In addition, Victor S. Rozier, Sr. beneficially owns 50,000,000 shares of Common Stock, which even after the Offering will total 30.2% of the issued and outstanding shares of Common Stock.
(4)	Edward Minnema is a former Officer and Director of the Company and holds the following shares of Common Stock: 1,500,000 shares issued on March 11, 2015, 11,430,000 shares issued on April 6, 2016, and 2,400,000 shares issued on August 23, 2016.
(5)	Michael Morrison is a former Officer and Director of the Company and holds the following shares of Common Stock: 1,500,000 shares issued on February 25, 2018, and 10,000,000 shares issued on August 23, 2016.
(6)	Zhen Chen is a former Officer and Director of the Company and holds the following shares of Common Stock: 2,750,000 shares issued on February 2, 2011 and 33,000,000 shares issued on February 8, 2011.

Prior to this offering, there were 153,262,215 shares of Common Stock outstanding representing voting power of 153,262,215 votes. Following this offering, there will be 165,762,215 shares of Common Stock outstanding.

The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

Our board of directors currently consists of 1 director. None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 190,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 Shares of Preferred Stock, $0.001 par value per share.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, and our Bylaws, which have been filed as exhibits to the Offering Statement of which this prospectus is a part.

As of June 29, 2026, there are 153,262,215 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one (1) vote for each share of Common Stock held of record on all matters submitted to a vote of the stockholders.

Under our Articles of Incorporation, as amended, and Bylaws, any corporate action to be taken by vote of stockholders other than for the election of Directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. However, due to the Series A Super Voting Preferred Stock structure, the holder(s) of such stock will control 75% of all voting power on any matter, effectively determining the outcome of all shareholder votes regardless of how other shareholders vote.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time-to-time by the Board of Directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock.

Preferred Stock

The Company has authorized a total of 10,000,000 Shares of Preferred Stock, $0.001 par value, which may be issued from time to time and bearing such rights, privileges and preferences as shall be designated by the Board of Directors.

As of June 29, 2026, there are 75 Shares of Series A Preferred Stock issued and outstanding.

On September 29, 2025, the Company filed a Certificate of Designation in the state of Nevada to create 75 Shares of Series A Super Voting Preferred Stock, which were issued to our CEO, Victor S. Rozier, Sr. on October 7, 2025 as part consideration for the Share Exchange Agreement dated September 25, 2025, under which Young Morroccos YM Corporation, a New Jersey corporation, became a wholly-owned subsidiary of the Company.

The Series A Super Voting Preferred Shares (the “Super Voting Preferred Stock”) have a par value of $0.001 and shall have the right to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. If shares of Super Voting Preferred Stock are held by more than one holder, then each such holder shall have the right to vote all such Super Voting Preferred Stock shares held by such holder, with the total aggregate voting power among all holders of Super Voting Preferred Stock equaling 75%, such that for calculation purposes, each 1 share of Super Voting Preferred Stock will carry the collective number of votes equal to 1% of all voting shares of every class, including 1% of the issued and outstanding shares of all other Series of preferred stock, and including 1% of all of the issued and outstanding shares of common stock on the date of any shareholder vote, such that, collectively, the holders of Super Voting Preferred Stock shall always vote the equivalent of 75% of all voting shares of every class, including 75% of the issued and outstanding shares of all other Series of preferred stock, and including 75% of all of the issued and outstanding shares of common stock on the date of any shareholder vote, thereby possessing, in the aggregate, the majority of voting rights, and shall together always outvote all holders of Common Stock and all other Series of Preferred Stock.

IMPORTANT NOTICE TO INVESTORS: This super voting structure means that holders of Common Stock offered in this offering will have extremely limited voting rights. Even if all Common Stock offered in this offering votes together, such shares cannot outvote the holder(s) of the Super Voting Preferred Stock on any matter. Investors should carefully consider whether this voting structure is appropriate for their investment objectives. The Super Voting Preferred Stock does not have any liquidation preference, redemption rights, dividend entitlement, and is not convertible to into Common Stock or any other class of the Company’s stock.

The Company can designate and issue additional shares of Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to: (a) the rate of dividend; (b) whether the shares may be called and, if so, the call price and the terms and conditions of call; (c) the amount payable upon the shares in the event of voluntary and involuntary liquidation; (d) sinking fund provisions, if any for the call or redemption of the shares; I the terms and conditions, if any, on which the shares may be converted; (f) voting rights; and (g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Warrants

None

Stock Options

None

Restricted Stock Units

None

Anti-Takeover Provisions

The provisions of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Stock Structure

Prior to the commencement of this offering, there are 153,262,215 shares of Common Stock outstanding representing voting power of 153,262,215 votes. Following this offering, there will be 165,762,215 shares of Common Stock outstanding.

Bylaws

Our Bylaws may be adopted, amended or repealed by an action of the Board of Directors. Our Bylaws contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders. The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall it be less than one (1). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of Common Stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy context, tender offer, merger or other transaction since our Board of Directors can issue large amounts of capital stock as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s Articles of Incorporation, unless a corporation’s Articles of Incorporation or Bylaws, as the case may be, require a greater percentage. Our Articles of Incorporation and Bylaws do not require a supermajority vote on any matters. However, we have issued a total of 75 shares of our Series A Super Voting Preferred Stock, all 75 of which are owned by Victor S. Rozier, Sr., giving him the voting power equivalent to 75% of all voting shares of the Company. This means that Mr. Rozier has effective unilateral control over all matters requiring shareholder approval, including amendments to the Articles of Incorporation, mergers, sales of substantially all assets, and dissolution of the Company. No other shareholder or group of shareholders can override Mr. Rozier’s voting control.

Cumulative Voting

The holders of our Common Stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our company by replacing its Board of Directors.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

YM Corporation (“YM Corporation,” “We,” or the “Company”) is offering up to 12,500,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”) at the offering price of $5.00 per share.

The Common Stock

We are authorized to issue 190,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

There were 153,262,215 issued and outstanding shares of Common stock as of June 29, 2026.

Preferred Stock

There are 10,000,000 shares of Preferred Stock authorized, par value $0.001, and 75 shares of Series A Super Voting Preferred Stock issued and outstanding as of June 29, 2026.

Transfer Agent

Empire Stock Transfer, Inc. is our transfer agent, and is registered under the Exchange Act and operates under the regulatory authority of the SEC.

Empire Stock Transfer, Inc.

1859 Whitney Mesa Dr

Henderson, NV 89014

(702) 818-5898

info@empirestock.com

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, if our shares become tradeable in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months or at least six months in the event we become a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

EXPERTS

The financial statements of YM Corporation as of December 31, 2024 and 2025, have been audited by Infinity Financial Services, Inc., independent certified public accountants, as stated in their report appearing herein. Such financial statements have been included in this Offering Circular in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

LEGAL MATTERS

Capital Markets Law Group, LLP will issue to YM Corporation its opinion regarding the legality of the common stock being offered hereby. Capital Markets Law Group, LLP has consented to the references in this prospectus to their opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set-forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, and other information with the SEC pursuant to the Securities Act of 1933. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART III — EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation dated August 17, 2006 and all Nevada state filings through August 30, 2017
2.2	Certificate of Revival filed in Nevada dated September 19, 2025
2.3	Bylaws
2.4	Certificate of Designation for Series A Super Voting Preferred Stock dated September 29, 2025
2.5	Certificate of Amendment filed in Nevada dated December 23, 2025
4.1	Subscription Agreement
6.1	Share Exchange Agreement with Young Morroccos YM Corporation, a New Jersey corporation, dated September 25, 2025
6.2	Employment Agreement with Victor S. Rozier, Sr. dated June 30, 2026
11.1	Consent of Capital Markets Law Group, LLP (included in Exhibit 12.1)
12.1	Opinion of Capital Markets Law Group, LLP
13.1	Consent of Auditor, Infinity Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the of Sewell, New Jersey on June 30, 2026.

YM Corporation

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Victor S. Rozier, Sr.
Victor S. Rozier, Sr.
Chief Financial Officer and Director

June 30, 2026

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and offering.

By:	/s/ Victor S. Rozier, Sr.
Victor S. Rozier, Sr.
Chief Financial Officer and Director

June 30, 2026

By:	/s/ Victor S. Rozier, Sr.
Victor S. Rozier, Sr.
Principal Financial Officer, Principal Accounting Officer

June 30, 2026

INDEX TO FINANCIAL STATEMENTS

The accompanying audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 have been prepared in accordance with accounting principles generally accepted in the United States of America and have been audited by the Company’s independent registered public accounting firm.

The accompanying unaudited consolidated financial statements for the three months ended March 31, 2026 have been prepared from the books and records of the Company and have not been subject to an independent audit or review. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.

Report of Independent Auditor

To the Board of Directors and Shareholder of YM Corporation.

Opinion on the Financial Statements

I have audited the accompanying consolidated balance sheets of YM Corporation (the Company) as of December 31, 2025, the related consolidated statements of income, cash flows and changes in stockholders’ equity for the year ended December 31, 2025, and the related notes to the financial statements.

In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with United States generally accepted accounting principles.

Basis for Opinions

These consolidated financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the Company’s financial statements based on my audit. As a Certified Public Accountant, I am required to be independent with respect to the Company in accordance with the Public Company Accounting Oversight Board of the United States (PCAOB). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. My audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe that my audit provides a reasonable basis for my opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Comment on Operational Activities

YM Corporation acquired 100% of the issued and outstanding equity interests in YM Athletics and Highland Media & Entertainment Group. YM Athletics is a media-driven youth sports ecosystem that turns athletes into marketable platforms and positioning them for high school, college, and career opportunities while monetizing their journey through content and brand partnerships. Highland Media & Entertainment Group, a media and content production company focused on digital content, film production, and distribution. YM Corporation operates as a diversified holding company, and its consolidated financial statements for the year ended December 31, 2025 reflect the results of operations, financial condition, and cash flows of these wholly owned subsidiaries from the date of acquisition. YM Athletics currently accounted for 100% of total revenue of YM Corporation.

YM CORPORATION

Report of Independent Auditor

Emphasis of Matter – Reverse Recapitalization and Change in Control

As discussed in Note 1 to the consolidated financial statements, during the year ended December 31, 2025, Monstero Holdings Corp., a Nevada corporation and formerly a non-operating public shell company, completed a reverse recapitalization transaction resulting in a change in control and a transition to an operating holding company. In connection with the transaction, the Company changed its name from “Monstero Holdings Corp.” to “YM Corporation” and acquired 100% of the issued and outstanding ownership interests of YM Athletics LLC and Highland Media & Entertainment Group, LLC, entities under common control. Following the transaction, YM Corporation operates as the parent holding company of these wholly owned subsidiaries, and the accompanying consolidated financial statements reflect the financial position, results of operations, and cash flows of the combined entities from the date of acquisition forward. No goodwill was recognized in connection with the transaction because the legacy shell company did not meet the definition of a business under applicable accounting guidance.

/s/ SA Infinity Financial Services, LLC

SA Infinity Financial Services, LLC

Soyi Akinsola, CPA

May 15, 2026

643 Gary Ln, Norristown, PA 19401. SAinfinityfinancialservices@gmail.com: 267-241-1437

YM CORPORATION

CONSOLIDATED BALANCE SHEET

As of December 31, 2025

Assets
Current Assets
Cash and Cash Equivalent	7,725
Accounts Receivable, Net	100
Inventory	30,134
Prepaid Expenses and Other Assets	16,992
Total Current Assets	54,951

Non-Current Assets
Strategic Media and Content Investments	46,412
Property and Equipment, Net	2,118
Total Non-Current Assets	48,530

Total Assets	103,481

Liabilities and Equity

Current Liabilities
Accounts Payable and Accrued Expenses	3,500
Total Current Liabilities	3,500

Total Liabilities	3,500

Stockholders’ Equity
Common Stock (Contributions)	149,772

Addititional Paid-In-Capital (APIC)	997,548
Retained Earnings	(1,050,080)
Net income	2,741
Total Equity	99,981
Total Liabilities and Equity	103,481

See accompanying notes to the consolidated financial statements.

YM CORPORATION

CONSOLIDATED INCOME STATEMENT

AS OF DECEMBER 31, 2025

Income
Corporate Sponsorship and Partnership Revenue	319,097
Event and Tournament Revenue	45,134
Sports Programming Revenue	22,588
Merchandising and Consumer Products Revenue	24,632
Total Revenue	411,451

Operating Expenses
Event Operations and Production Costs	347,363
Advertising and Marketing	15,351
General and Administrative expenses	45,267
Total Expenses	407,981
Operating Income	3,470

Income from Continuing Operations
Earnings Before Interest and Taxes	3,470
Earnings Before Taxes	3,470
Income Tax (21%)	729
Minority Interest	-
Net Income Continue Operations	2,741
Non-Recurring Events
Discontinue Operations	-
Net Income	2,741

Key Financial Ratios
Earning Per Share	0.021
Price/Earnings	-
Gross and Operating Margins	-

See accompanying notes to the consolidated financial statements.

YM CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025

	Common Stock		Preferred Stock		Additional Paid-In-	Retained Earnings/ (Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity
Beginning Balances at Dec. 31, 2023	103,240,215	$103,240	-	-	$923,489	$(1,026,000)	$0.21
Common Stock issued	150	$0.15	-	-	-	-	$0.15
Net Income	-	-	-	-	-	-	-
Dividends and Dividend Equivalent Declared	-	-	-	-	-	-	-
Common Stock repurchased	-	-	-	-	-	-	-
Other Comprehensive income/(Loss)	-	-	-	-	-	-	-
Balances at December 31, 2024	103,240,365	103,240	-	-	923,489	(1,026,000)	0.36

Common Stock Issued (A)	50,001,300	$50,001	75	0.075	$74,059	$(26,821)	$97,240
Net Income	-	-	-	-	-	$2,741	$2,741
Dividends and Dividends Equivalent Declared	-	-	-	-	-	-	-
Common Stock repurchased	-	-	-	-	-	-	-
Other comprehensive income/(loss)	-	-	-	-	-	-	-
Balance at December 31, 2025	153,241,665	153,241	75	0	997,548	(1,050,080)	99,981

A:	Reflect Issuance of shares to Victor S. Rozier in exchange for contribution of Operating Entities

See accompanying notes to the consolidated financial statements.

YM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

AS OF DECEMBER 31, 2025

Cash Flows from operating activities
Net Income (Loss)	2,741
Adjustment to reconcile Net Income (Loss) from Cash Provided by Operating Activities:
Depreciation	-
Adjustment to Net Income
Change in Accounts Payable	3,500
Change in Accounts Receivable	(749)
Change in Inventory	(26,544)
Change in Other Oparating Activities	729
Total Adjustments for non-cash Income and Expenses	(23,064)
Net Cash Provided by Operating Activities	(20,323)

Cash Flow from Investing Activities
Capital Expenditures	(1,062)
Film and Documentary Production	(50,002)
Other Cash Flows from Investing Activities	-
Net Cash from Ivesting Activities	(51,064)

Cash Flow from Financing Activities
Additional Paid in Capital	74,059
Other Cash Flows from Financing Activities	-
Net Cash from Financing Activities	74,059

Net Increase/Decrease in Cash and Cash Equivalents	2,672
Cash and Cash Equivalents, beginning of the year	5,053
Cash and Cash Equivalents, end of the year	7,725

See accompanying notes to the consolidated financial statements.

YM CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

YM Corporation (the “Company”), formerly Monstero Holdings Corp., is a Nevada corporation. During the year ended December 31, 2025, the Company completed a reverse recapitalization transaction (the “Transaction”), resulting in a change in control and transition from a non-operating public shell company to an operating holding company.

In connection with the Transaction, the Company acquired 100% of the issued and outstanding ownership interests of YM Athletics LLC (“YM Athletics”) and Highland Media & Entertainment Group, LLC (“Highland Media”), entities under common control. Following the Transaction, the Company operates as a diversified holding company focused on sports programming, event operations, media production, and content development.

The accompanying consolidated financial statements reflect the financial position, results of operations, and cash flows of the Company and its wholly owned subsidiaries from the date of acquisition forward.

Because the legacy shell company did not meet the definition of a business under Accounting Standards Codification (“ASC”) 805, Business Combinations, the Transaction was accounted for as a reverse recapitalization and no goodwill or other intangible assets were recorded.

Basis of Presentation and Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of YM Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The Company prepares its financial statements using the accrual basis of accounting.

Use of Estimates, Assumptions and Reclassifications

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures.

Significant estimates and assumptions may include, but are not limited to:

●	revenue recognition;

●	valuation of receivables and inventory;

●	accrued liabilities and operating expenses;

●	useful lives of long-lived assets; and

●	assessment of going concern considerations.

Management bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Certain prior period amounts, where applicable, may have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported net income, total assets, total liabilities, or stockholders’ equity.

YM CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition Note

The Company’s revenue is derived primarily from sports programming, event and tournament operations, corporate sponsorship and partnership arrangements, merchandising activities, and related media and training initiatives.

Revenue is recognized in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Sports programming, tournament, and event revenues are recognized during the period in which the related services are provided. Sponsorship and partnership revenues are recognized in accordance with the underlying contractual arrangements as performance obligations are satisfied. Merchandising and consumer product revenues are recognized at the point in time products are delivered to customers.

Cost of revenues includes direct and indirect costs associated with event operations, program delivery, content production, merchandising activities, and related operational support expenses.

During the year ended December 31, 2025, substantially all revenue was generated through YM Athletics, the Company’s wholly owned operating subsidiary. Revenue for the year ended December 31, 2025 consisted of the following:

	Amount	Percentage (%)
Corporate Sponsorship and Partnership Revenue	$319,097	78%
Event and Tournament Revenue	$45,134	10%
Sports Programming Revenue	$22,588	5%
Merchandising and Consumer Products Revenue	$24,632	7%
Total Revenue	$411,541	100%

Risk Factors

The Company’s revenues, profitability, cash flows, and future growth prospects are dependent upon its ability to successfully expand and scale its sports programming, event operations, sponsorship activities, media initiatives, and related business operations.

The Company operates in competitive and evolving industries that are subject to changes in consumer demand, economic conditions, sponsorship markets, media trends, regulatory developments, and other factors beyond management’s control. Adverse changes in these conditions could negatively impact the Company’s operating results and financial condition.

During the year ended December 31, 2025, approximately 78% of the Company’s revenue was derived from corporate sponsorship and partnership activities, resulting in revenue concentration risk. A reduction, delay, or termination of sponsorship relationships could materially impact the Company’s revenues and cash flows.

The Company’s future growth is also dependent upon its ability to:

●	expand recurring revenue streams;

YM CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

●	successfully execute growth initiatives;

●	maintain strategic partnerships and sponsorship relationships; and

●	obtain additional financing, if required, to support operations and expansion.

In addition, the Company’s operations currently rely substantially on the continued services and strategic direction of key management personnel. The loss of key personnel or an inability to effectively expand management infrastructure could adversely affect the Company’s operations, financial condition, and future growth.

As an early-stage operating company following a reverse recapitalization transaction, the Company may continue to experience fluctuations in revenues, operating results, and cash flows as it executes its growth strategy and expands operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. As of December 31, 2025, the Company reported cash and cash equivalents totaling $7,725.

Inventory

Inventory consists primarily of branded apparel and related consumer merchandise held for sale and is stated at the lower of cost or net realizable value. As of December 31, 2025, inventory totaled $26,544.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. The Company records interest and penalties related to uncertain tax positions, if any, as income tax expense.

For the year ended December 31, 2025, the Company recorded income tax expense of $729 based on the applicable federal corporate income tax rate. The Company did not record any interest or penalties related to uncertain tax positions during the year ended December 31, 2025.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable consists primarily of amounts due from customers related to sponsorship arrangements, event operations, merchandise sales, and other business activities conducted in the ordinary course of operations.

Accounts receivable are recorded at net realizable value. The Company evaluates receivables for collectability and records an allowance for doubtful accounts based on historical experience, specific customer circumstances, and other relevant factors, when necessary.

As of December 31, 2025, accounts receivable totaled $100. Management determined that no allowance for doubtful accounts was necessary as of December 31, 2025.

YM CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist primarily of obligations incurred in the ordinary course of business operations, including event-related expenses, operating costs, professional fees, and other accrued liabilities.

As of December 31, 2025, accounts payable and accrued expenses totaled $3,500.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue shares of common stock in accordance with its Articles of Incorporation and applicable Nevada corporate law.

As of December 31, 2025, total stockholders’ equity was $99,981 and consisted of common stock, additional paid-in capital, accumulated deficit, and current year net income.

The components of stockholders’ equity as of December 31, 2025 were as follows:

Common Stock	$149,772
Additional Paid-In-Capital	$997,548
Accummulated Deficit	$(1,050,080)
Net Income	$2,741
Total Shareholders’ Equity	$99,981

The increase in stockholders’ equity during the year ended December 31, 2025 was primarily attributable to the reverse recapitalization transaction and capital contributions associated with the Company’s transition to an operating holding company.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Estimated useful lives generally range from three to forty years, depending on the nature and classification of the underlying assets.

Expenditures for maintenance and repairs are charged to expense as incurred, while significant improvements and betterments are capitalized.

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

As of December 31, 2025, property and equipment consisted primarily of operational and event-related assets used in the ordinary course of business.

YM CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – LONG-TERM DEBT AND COMMITMENTS

As of December 31, 2025, the Company had no outstanding long-term debt obligations.

In addition, the Company had no material contractual commitments, lease obligations, or other long-term financing arrangements requiring disclosure under applicable accounting guidance as of December 31, 2025.

NOTE 7 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon, among other factors, its ability to generate sustainable revenues, achieve profitable operations, and obtain additional financing, if necessary, to support ongoing business operations and growth initiatives.

Management believes the Company’s transition to an operating holding company, together with its current business strategy and capital raising initiatives, will support future operations; however, there can be no assurance that the Company will successfully achieve profitable operations or secure additional financing on acceptable terms, if required.

The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 – REVERSE RECAPITALIZATION / NO GOODWILL RECOGNIZED

During the year ended December 31, 2025, the Company completed a reverse recapitalization transaction involving the acquisition of YM Athletics LLC and Highland Media & Entertainment Group, LLC.

Because the legacy public shell company did not have substantive operations and did not meet the definition of a business under Accounting Standards Codification (“ASC”) 805, Business Combinations, the transaction was accounted for as a reverse recapitalization rather than a business combination.

Accordingly, no goodwill or other intangible assets were recognized in connection with the transaction.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the consolidated financial statements were available to be issued, in accordance with Accounting Standards Codification (“ASC”) 855, Subsequent Events.

The Company determined that no subsequent events occurred requiring recognition or disclosure in the accompanying consolidated financial statements, unless otherwise disclosed herein.

YM CORPORATION

CONSOLIDATED BALANCE SHEET

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and Cash Equivalents	613	7,725
Accounts Receivable, Net	1,660	100
Inventory	33,274	30,134
Prepaid Expenses and Other Assets	15,034	16,992
Total Current Assets	50,581	54,951

Non-Current Assets:
Strategic Media and Content Investments	62,656	46,412
Property and Equipment, Net	3,281	2,118
Total Non-Current Assets	65,937	48,530

Total Assets	116,518	103,481

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable and Accrued Expenses	-	3,500
Total Current Liabilities	-	3,500

Total Liabilities	-	3,500

Stockholders’ Equity
Preferred Stock	1	1
Common Stock, par value $0.001, 200,000,000 authorized, 153,241,665 shares issued and outstanding	153,242	153,241
Additional Paid-In-Capital	996,819	996,819
Accumulated Deficit	(1,033,544)	(1,050,080)
Total Equity	116,518	99,981

Total Liabilities and Stockholders’ Equity	$116,518	$103,481

YM CORPORATION

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	For the Three Months Ended March 31, 2026	For the Twelve Months Ended December 31, 2025
Income:
Corporate Sponsorship and Partnership Revenue	100,843.00	319,097.00
Event and Tournament Revenue	2,252.00	45,134.00
Sports Programming Revenue	3,581.00	22,588.00
Merchandising and Consumer Products Revenue	21,917.00	24,632.00
Total Revenue	128,593.00	411,451.00

Operating Expenses:
Event Operations and Production Costs	88,756.00	347,363.00
Advertising and Marketing	11,303.00	15,351.00
Consulting & Business Development	3,500.00	-
Media Production & Intellectual Property Costs	300.00	-
General and Administrative expenses	8,196.00	45,267.00
Total Expenses	112,055.00	407,981.00

Income Tax Provision	-	729.00

Net Income	16,538.00	2,741.00

Earning Per Share, Basic	0.00011	0.00002

Weighted Average Number of Share Outstanding	153,241,665	153,241,665

YM CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED March 31, 2026

	Common Stock		Preferred Stock		Additional Paid-In	Retained Earnings/ (Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity
Balance at December 31, 2025	153,241,665	153,242	75	0.08	996,819	(1,050,080)	99,980

Common stock issued	-	-			-	-	-

Net income					-	16,536	16,536

Dividends and dividend equivalents declared						-	-

Common stock repurchased						-	-

Other comprehensive income/(loss)

Balance at March 31, 2026	153,241,665	153,242	75.0	0.1	$996,819	$(1,033,544)	$116,517

YM CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Three Months Ended March 31, 2026	For the Twelve Months Ended December 31, 2025
Cash Flows from operating activities:
Net Income	$16,538	$2,741

Adjustment to reconcile Net Income from Cash Provided by Operating Activities:
Changes in Operating Assets and Liabilities:
Accounts Payable & Accrued Expenses	(21,220)	3,500
Accounts Receivable	1,873	(749)
Inventory	(3,140)	(26,544)
Other Operating Activities	-	729

Net cash used by operating activities	(5,949)	(20,323)

Cash Flow from Investing Activities:
Capital Expenditures	(1,163)	(1,062)
Film and Documentary Production	-	(50,002)
Other Cash Flows from Investing Activities	-	-
Net cash used by investing activities	(1,163)	(51,064)

Cash Flow from Financing Activities
Additional Paid in Capital	-	74,059
Other Cash Flows from Financing Activities	-	-
Net Cash from Financing Activities	-	74,059

Net Change in Cash and Cash Equivalents	(7,112)	2,672
Cash and Cash Equivalents, beginning of the year	7,725	5,053
Cash and Cash Equivalents, end of the year	613	7,725

Supplemental cash flow information:
Interest paid in cash	$-	$-
Taxes paid	$-	$-

YM CORPORATION
Notes to Financial Statements

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

YM Corporation, formerly Monstero Holdings Corp., is a Nevada corporation. The Company completed a reverse recapitalization transaction during 2025 and operates through YM Athletics LLC and Highland Media & Entertainment Group, LLC. The accompanying interim financial statements have been prepared in accordance with U.S. GAAP. Revenue for the three months ended March 31, 2026 totaled $128,593 and consisted primarily of corporate sponsorship and partnership revenue.

Operating Subsidiaries

YM Athletics LLC

YM Athletics LLC (“YM Athletics”) is the Company’s wholly owned sports operations subsidiary. YM Athletics is engaged in the organization and operation of youth sports programs, competitive athletic teams, tournaments, showcases, camps, clinics, training programs, and related sponsorship activities. The subsidiary generates revenue through corporate sponsorship and partnership arrangements, sports programming fees, tournament and event operations, merchandising activities, and related athletic development initiatives. YM Athletics primarily serves youth and amateur athletes throughout the Mid-Atlantic region and operates a platform designed to provide athletic development, competition, exposure, and community engagement opportunities.

Highland Media & Entertainment Group, LLC

Highland Media & Entertainment Group, LLC (“Highland Media”) is the Company’s wholly owned media and entertainment subsidiary. Highland Media is focused on the development, production, ownership, distribution, and monetization of original media content, including documentaries, digital programming, films, podcasts, music-related content, and other intellectual property assets. The subsidiary’s business strategy is centered on building proprietary content libraries, expanding audience engagement, and creating long-term revenue opportunities through licensing, distribution, advertising, sponsorship integration, subscription services, and other content monetization initiatives. During the three months ended March 31, 2026, Highland Media remained primarily in the development and content production stage and did not generate material revenue.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations applicable to interim reporting.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the interim period have been included. Such adjustments consist only of normal recurring adjustments.

The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2026.

Basis of Presentation and Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of YM Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The Company prepares its financial statements using the accrual basis of accounting.

Use of Estimates, Assumptions and Reclassifications

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures.

Significant estimates and assumptions may include, but are not limited to:

●	revenue recognition;

●	valuation of receivables and inventory;

●	accrued liabilities and operating expenses;

●	useful lives of long-lived assets; and

●	assessment of going concern considerations.

Management bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Certain prior period amounts, where applicable, may have been reclassified to conform to the current presentation period. Such reclassifications had no effect on previously reported net income, total assets, total liabilities, or stockholders’ equity.

Revenue Recognition

The Company’s revenue is derived primarily from sports programming, event and tournament operations, corporate sponsorship and partnership arrangements, merchandising activities, and related media and training initiatives.

Revenue is recognized in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Sports programming, tournament, and event revenues are recognized during the period in which the related services are provided. Sponsorship and partnership revenues are recognized in accordance with the underlying contractual arrangements as performance obligations are satisfied. Merchandising and consumer product revenues are recognized at the point in time products are delivered to customers.

Cost of revenues includes direct and indirect costs associated with event operations, program delivery, content production, merchandising activities, and related operational support expenses.

During the three months ended March 31, 2026, substantially all revenue was generated through YM Athletics, the Company’s wholly owned operating subsidiary.

Revenue for the three months ended March 31, 2026 consisted of the following:

Corporate Sponsorship and Partnership Revenue	$100,843	(78%)
Merchandising and Consumer Products Revenue	$21,917	(17%)
Sports Programming Revenue	$3,581	(3%)
Event and Tournament Revenue	$2,252	(2%)
Total Revenue	$128,593	(100%)

Highland Media & Entertainment Group remained in a development and content production phase during the quarter and did not generate material revenue during the period.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of acquisition to be cash equivalents.

Cash and cash equivalents are maintained with financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any losses related to such balances and believes its exposure to credit risk is not significant.

As of March 31, 2026 and December 31, 2025, the Company reported cash and cash equivalents of $613 and $7,725, respectively.

Inventory

Inventory consists primarily of branded apparel, athletic merchandise, and related consumer products held for sale in the ordinary course of business. Inventory is stated at the lower of cost or net realizable value.

The Company periodically evaluates inventory for excess quantities, obsolescence, or declines in estimated net realizable value and records adjustments when necessary.

As of March 31, 2026 and December 31, 2025, inventory totaled $33,274 and $26,544, respectively. Management determined that no inventory reserves were necessary as of March 31, 2026 or December 31, 2025.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of amounts due from customers related to sponsorship arrangements, event operations, merchandise sales, and other business activities conducted in the ordinary course of operations.

Accounts receivable are recorded at net realizable value. The Company evaluates receivables for collectability and records an allowance for doubtful accounts based on historical experience, specific customer circumstances, and other relevant factors, when necessary.

As of March 31, 2026, accounts receivable totaled $1,660 compared to $100 as of December 31, 2025.

Management determined that no allowance for doubtful accounts was necessary as of March 31, 2026.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist primarily of obligations incurred in the ordinary course of business operations, including event-related expenses, operating costs, professional fees, and other accrued liabilities.

As of March 31, 2026, the Company had no accounts payable or accrued expenses outstanding compared to $3,500 at December 31, 2025.

NOTE 4 – STOCKHOLDERS’ EQUITY

As of March 31, 2026, total stockholders’ equity was $116,518 compared to $99,981 as of December 31, 2025. The increase was attributable primarily to net income generated during the quarter. The Company had 153,241,665 shares of common stock issued and outstanding and reported additional paid-in capital of $996,819 and an accumulated deficit of $1,033,544 as of March 31, 2026.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Estimated useful lives generally range from three to forty years, depending on the nature and classification of the underlying assets.

Expenditures for maintenance and repairs are charged to expense as incurred, while significant improvements and betterments are capitalized.

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

As of March 31, 2026, property and equipment, net, totaled $3,281 compared to $2,118 as of December 31, 2025. The increase was primarily attributable to capital expenditures incurred during the ordinary course of operations.

NOTE 6 – LONG-TERM DEBT AND COMMITMENTS

As of March 31, 2026 and December 31, 2025, the Company had no outstanding long-term debt obligations.

In addition, the Company had no material contractual commitments, lease obligations, or other long-term financing arrangements requiring disclosure under applicable accounting guidance as of December 31, 2025.

NOTE 7 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon, among other factors, its ability to generate sustainable revenues, achieve profitable operations, and obtain additional financing, if necessary, to support ongoing business operations and growth initiatives.

Management believes the Company’s transition to an operating holding company, together with its current business strategy and capital-raising initiatives, will support future operations; however, there can be no assurance that the Company will successfully achieve profitable operations or secure additional financing on acceptable terms, if required.

During the three months ended March 31, 2026, the Company generated net income of $16,538 and stockholders’ equity increased to $116,518. Management believes these results support its continuing efforts to execute its business strategy and improve operating performance.

NOTE 8 – REVERSE RECAPITALIZATION/NO GOODWILL RECOGNIZED

During the year ended December 31, 2025, the Company completed a reverse recapitalization transaction involving the acquisition of YM Athletics LLC and Highland Media & Entertainment Group, LLC.

Because the legacy public shell company did not have substantive operations and did not meet the definition of a business under Accounting Standards Codification (“ASC”) 805, Business Combinations, the transaction was accounted for as a reverse recapitalization rather than a business combination.

Accordingly, no goodwill or other intangible assets were recognized in connection with the transaction.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the unaudited condensed consolidated financial statements were available to be issued in accordance with ASC 855, Subsequent Events.

Employment Agreement with Chief Executive Officer

Effective June 29, 2026, the Company entered into a three-year employment agreement with Victor S. Rozier, Sr. pursuant to which he serves as Chief Executive Officer. The agreement automatically renews for successive one-year terms unless either party provides at least 90 days' prior notice of non-renewal. Mr. Rozier is entitled to an annual base salary of $180,000, although payment may be deferred until the Board of Directors determines the Company has sufficient cash flow, with any unpaid amounts accruing as deferred compensation payable in cash, stock, or a combination thereof. Subject to Board approval and applicable securities laws, Mr. Rozier is eligible to receive an annual grant of 300,000 shares of restricted common stock that vests upon issuance, and an additional grant of 1,000,000 shares of common stock upon the successful completion of a qualifying Board-approved acquisition. He is also eligible for discretionary performance bonuses, reimbursement of reasonable business expenses, indemnification to the fullest extent permitted by law, and directors' and officers' liability insurance when commercially reasonable. Upon a change of control, all unvested equity awards will immediately vest and Mr. Rozier will be entitled to a severance payment equal to 12 months of base salary. If his employment is terminated by the Company without cause, he will be entitled to 12 months of base salary, payment of accrued but unpaid deferred compensation, reimbursement of approved business expenses, and accelerated vesting of any unvested equity awards. The agreement also contains customary provisions regarding confidentiality, assignment of intellectual property, compensation clawbacks, and is governed by Nevada law.